                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements (Form S-8: Nos. 333-17925, 333-17927, 333-17931, 333-17933 and 333-51111) of Aavid
Thermal Technologies Inc., of our report dated October 18, 1999, with respect to the consolidated financial statements of the Thermalloy Group as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, included in the Current Report on Form 8-K of Aavid Thermal Technologies Inc. dated October 21, 1999.


                                                Ernst & Young

London, England

December 29, 1999